Registration Statement No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              Autotote Corporation
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                            81-0422894
         --------                                            ----------
State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization                             Identification No.)

         750 Lexington Avenue, New York, New York           10022
      --------------------------------------------------------------------
         (Address of Principal Executive Offices)         (Zip Code)

                              Autotote Corporation
                           1995 Equity Incentive Plan
                           --------------------------
                            (Full title of the plans)

                                Martin E. Schloss
                       Vice President and General Counsel
                              Autotote Corporation
                              750 Lexington Avenue
                                   25th Floor
                            New York, New York 10022
      --------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (212) 754-2233
      --------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE


                                                              Proposed              Proposed
                                                              Maximum               Maximum
Title of Securities                     Amount to be          Offering Price        Aggregate             Amount of
to be Registered                        Registered(1)         Per Share             Offering Price        Registration Fee
-----------------                       -------------         --------------        --------------        ----------------

Class A Common Stock, $.01
par value ("Class A Common
Stock")                                    83,182             $ 2.25(2)             $187,160              $57

Class A Common Stock                    1,916,818             $2.15625(3)           $4,133,139            $1,253
Total                                   2,000,000                  --               $4,320,298            $1,310


(1) This registration statement (the "Registration Statement") covers additional shares of Class A Common Stock which may be offered or sold from time to time pursuant to the Registrant's 1995 Equity Incentive Plan, as amended, (the "Plan").

(2) The proposed maximum offering price per share has been determined pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), based upon the prices at which options previously granted pursuant to the Plan may be exercised.

                                                                     Page 1 of 5
                                                 Exhibit index appears on page 5


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(3)      Estimated solely for the purpose of calculating the  registration  fee.
         The proposed maximum offering price per share has been determined pursuant to Rules 457(h) and 457(c) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Class A Common Stock as reported on the American Stock Exchange on January 22, 1998.

         The contents of the Registration Statement on Form S-8 (Registration No. 333-05811) filed by the Registrant with respect to its 1995 Equity Incentive Plan are hereby incorporated by reference.

Item 8.  Exhibits.

         5.1 Opinion of counsel as to legality of the shares of Class A Common Stock covered by this Registration Statement.

         23.1     Consent of KPMG Peat Marwick LLP

         23.2     Consent of counsel (included in Exhibit 5.1)

         24.1 Powers of Attorney for the Registrant are set forth on the signature page of the Registration Statement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 27th day of January, 1998.

                                 Autotote Corporation
                                 (Registrant)


                                 By:  /s/ A. Lorne Weil
                                    -------------------------------------------
                                          A. Lorne Weil,
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Martin E. Schloss and William Luke his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or resubstitutes, may lawfully do or cause to be done.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

         Signature             Title(s)                      Date
         ---------             --------                      ----

/s/  A. Lorne Weil        Chairman of the Board,             January 27, 1998
----------------------    President, Chief Executive
     A. Lorne Weil        Officer and Director (principal
                          executive officer)




/s/  William Luke         Vice President and Chief           January 27, 1998
----------------------    Financial Officer (principal
     William Luke         financial officer)


/s/  DeWayne E. Laird     Corporate Controller               January 27, 1998
----------------------    (principal accounting officer)
     DeWayne E. Laird

/s/  Marshall Bartlett    Director                           January 27, 1998
----------------------
     Marshall Bartlett

/s/  Larry J. Lawrence    Director                           January 27, 1998
----------------------
     Larry J. Lawrence

/s/  Sir Brian Wolfson    Director                           January 27, 1998
----------------------
     Sir Brian Wolfson

/s/  Alan J. Zakon
----------------------    Director                           January 27, 1998
     Alan J. Zakon

                                INDEX TO EXHIBITS


                                                                         Page

5.1 Opinion of counsel as to legality of the shares of Class A Common Stock covered by this Registration Statement.

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of counsel.
         (included in Exhibit 5.1).

24.1 Powers of Attorney for the Registrant are set forth on the signature page of the Registration Statement.